Credit Support Agreement

THIS CREDIT SUPPORT AGREEMENT (this "***Agreement***") is made this 13th day of September, 2016, by and among American Power Group, Inc., an Iowa corporation, with its principal place of business at 2503 Poplar Street, PO Box 187, Algona, IA 50511 (the "***Company***"), American Power Group Corporation, a Delaware corporation, with its principal place of business at 7 Kimball Lane, Building A, Lynnfield, MA 01940 ("***APG***"), Matthew D. Van Steenwyk, an individual with a business address at 2747 Paradise Road, Las Vegas, NV 89109, and Neil K. Braverman, an individual with a business address at 4454 Wayside Drive, Naples, FL 34119 (each such individual, a "***Guarantor***," and such individuals collectively, the "***Guarantors***").

WHEREAS, the Company is entering into a credit facility (the "***Credit Facility***") with Iowa State Bank (the "***Bank***"), consisting of a secured term loan in the original principal amount of $3,000,000 (the "***Term Loan***") and a secured revolving line of credit of up to $500,000 (the "***Line of Credit***");

WHEREAS, it is a condition to the Bank's willingness to make the Credit Facility available to the Company that, among other things, each Guarantor provide a limited guaranty of the Company's obligations to the Bank, in substantially the form attached hereto as ***Exhibit A*** (each such guaranty, a "Guaranty" and such guarantees collectively, the "***Guarantees***"); and

WHEREAS, it is a condition to the Guarantors' willingness to execute and deliver the Guarantees that the Company and APG enter into this Agreement and provide the Guarantors with the compensation described herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consideration.

(a) In consideration of the Guarantors' execution and delivery of the Guarantees to the Bank, and on the date hereof, APG shall execute and deliver to each Guarantor one or more stock purchase warrants in substantially the form attached hereto as ***Exhibit B*** (each such warrant, a "***Warrant***" and such warrants collectively, the "***Warrants***"), in the name of each respective Guarantor or, as directed by such Guarantor, in the name(s) of his designee(s), which Warrants shall entitle each Guarantor (or his respective designee(s)) to purchase up to 6,950,000 shares (the "***Warrant Shares***") of APG's common stock, $.01 par value per share ("***Common Stock***"). The initial exercise price of each Warrant shall be $.20 per Warrant Share.

(b) In further consideration of the Guarantors' execution and delivery of the Guarantees, the Guarantors shall execute and deliver to one another a contribution agreement in in substantially the form attached hereto as ***Exhibit C*** (the "***Contribution Agreement***").

2. March-In Right. The parties agree that, from and after the date on which the Guarantors execute and deliver the Guarantees to the Bank (the "***Guaranty Date***"), the Guarantors

shall have the right (the "***March-In Right***"), which March-In Right may be exercised unilaterally by either Guarantor or jointly by the Guarantors in such proportions to which they may agree between themselves, to repay all, but not less than all, of the Company's obligations under the Credit Facility.

(a) In the event that the Guarantor(s) irrevocably commit in writing to exercise the March-In Right on or prior to the third anniversary of the Guaranty Date, then, upon the irrevocable and unconditional release by the Bank of the Company and APG from all of their respective obligations under the Credit Facility, the Guarantor(s) shall succeed to all of the rights and interests of the Bank under all credit agreements, promissory notes, security agreements, guarantees (other than the Guarantees) and other instruments which relate to the Credit Facility, the Term Loan or the Line of Credit (collectively, the "***Credit Agreements***"), which Credit Agreements shall be deemed to be automatically amended and restated to reflect the Guarantor(s)s as the lender or secured party, as the case may be. For the avoidance of doubt, however, no other term or condition of any Credit Agreement shall be deemed to amended or restated without the consent of the Company and APG.

(b) In the event that that the Guarantor(s) do not exercise the March-In Right on or prior to the third anniversary of the Guaranty Date, then, thereafter, the Guarantor(s) shall provide the Company and APG with not fewer than 90-days prior written notice of their intention to exercise the March-In Right. If the Company and APG are able to cause the Bank to irrevocably and unconditionally terminate the Guarantees prior to the end of such 90-day period, then the March-In Right shall terminate and be null and void thereafter. If the Guarantees have not been irrevocably and unconditionally terminated prior to the end of such 90-day period, then the Guarantors may proceed to repay all, but not less than all, of the Company's obligations under the Credit Facility.

(c) In the event that the Guarantors exercise the March-In Right under Section 2(b), then, within 15 days after the irrevocable and unconditional release by the Bank of the Company and APG from all of their respective obligations under the Credit Facility, APG shall issue to the Guarantors, in full satisfaction of all of the obligations of the Company and of APG under the Credit Agreements, and against an irrevocable and unconditional release of such obligations by the Guarantors, in proportion to the relative interests of the Guarantors in the Credit Facility, (i) such number of shares of its Common Stock (the "***Payoff Shares***") as shall be equal to (x) the aggregate dollar amount (including all principal and all accrued but unpaid interest and fees) owed to the Bank by the Company and APG under the Credit Agreements as of the date of the release thereof by the Bank (the "***Release Date***"), divided by (y) the average of the VWAP of the Common Stock over a period of 20 consecutive Trading Days ending immediately prior to the Release Date; and (ii) additional stock purchase warrants, in substantially the form attached hereto as ***Exhibit B*** (the "***Payoff Warrants***"), which Payoff Warrants shall entitle each Guarantor (or his respective designee(s)) to purchase up to that number of shares of Common Stock which equals the number of Payoff Shares issued to such Guarantor. The initial exercise price of each Payoff Warrant shall be the average of the VWAP of the Common Stock over a period of 20 consecutive Trading Days ending immediately prior to the Release Date.

(d) For purposes of this Agreement:

(i) "***Trading Day***" means a day on which the principal Trading Market is open for trading.

(ii) "***Trading Market***" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Alternext, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

(iii) "***VWAP***" means the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg, L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported.

3. Additional Collateral. Notwithstanding any requirement of the Bank or lack thereof, the parties agree that, at all times prior to the irrevocable and unconditional release and termination of the Guarantees, the Company shall maintain in a savings account with, or certificate of deposit issued by, the Bank in an amount equal to not less than $91,000, which amount is approximately equal to three level monthly installments of principal and interest under the Term Loan.

4. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Guarantors:

(a) Organization and Qualification, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. The Company has full corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on its results of operations, assets, business or condition (financial or otherwise) (a "***Material Adverse Effect***").

(b) Authority Relative to Agreement. The Company has the corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of this Agreement by Guarantors, is its valid and binding agreement, enforceable against the Company, in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, including concepts of reasonableness, good faith

and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

(c) Non-Contravention. The execution and delivery of this Agreement by the Company do not (i) violate any provision of the Articles of Incorporation or By-Laws of the Company, (ii) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon the property of the Company pursuant to any provision of, any mortgage or lien or material lease, agreement, license or instrument or any order, arbitration award, judgment or decree to which the Company is a party or by which any of its assets may be bound, or (iii) violate any law, ordinance or regulation to which the Company is subject.

5. Representations and Warranties of APG. APG hereby makes the following representations and warranties to the Guarantors:

(a) Organization and Qualification, etc. APG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. APG has full corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. APG is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

(b) Authority Relative to Agreement. APG has the corporate power and authority to execute and deliver this Agreement and the Warrants and to consummate the transactions contemplated on its part hereby and thereby. This Agreement has been duly executed and delivered by APG, and, assuming the due authorization, execution and delivery of this Agreement by the Guarantors, is its valid and binding agreement, enforceable against APG, in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, including concepts of reasonableness, good faith and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). The Warrants, when executed and delivered by APG, shall be duly executed and delivered by APG, and shall be valid and binding agreements of APG, enforceable against APG in accordance with their respective terms, subject only to the exceptions set forth in the preceding sentence.

(c) Non-Contravention. The execution and delivery of this Agreement by APG do not, and the execution and delivery by APG of the Warrants and the consummation by APG of the transactions contemplated hereby and thereby will not, (i) violate any provision of the Amended and Restated Certificate of Incorporation or By-Laws of APG, (ii) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon the property of APG pursuant to any provision of, any mortgage or lien or

material lease, agreement, license or instrument or any order, arbitration award, judgment or decree to which APG is a party or by which any of its assets may be bound, or (iii) violate any law, ordinance or regulation to which APG is subject.

(d) Payoff Shares. The Payoff Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances imposed by APG. APG has reserved from its duly authorized capital stock the maximum number of Payoff Shares issuable under this Agreement.

(e) Warrant Shares. The Warrant Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances imposed by APG. APG has reserved from its duly authorized capital stock the maximum number of Warrant Shares issuable upon the exercise of the Warrants.

(f) Ownership of the Company. APG is the record and beneficial owner of all of the outstanding equity securities of the Company.

6. Representations and Warranties of the Guarantors. Each Guarantor, severally and not jointly, hereby makes the following representations and warranties to the Company and to APG:

(a) Authority Relative to Agreement. Such Guarantor has the legal capacity, power and authority to execute and deliver this Agreement, such Guarantor's Guaranty, the Contribution Agreement and each of the other agreements, documents and instruments to be executed and delivered pursuant to this Agreement (collectively, the "***Guarantor Documents***") and to consummate the transactions contemplated on his part hereby and thereby. This Agreement has been duly executed and delivered by such Guarantor, and, assuming the due authorization, execution and delivery of this Agreement by the Company, APG and the other Guarantor, is his valid and binding agreement, enforceable against such Guarantor, in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, including concepts of reasonableness, good faith and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). The Guarantor Documents, when executed and delivered by such Guarantor, shall be duly executed and delivered by such Guarantor, and shall be valid and binding agreements of such Guarantor, enforceable against WPU in accordance with their respective terms, subject only to the exceptions set forth in the preceding sentence.

(b) Non-Contravention. The execution and delivery of this Agreement by such Guarantor do not, and the execution and delivery by such Guarantor of the Guarantor Documents and the consummation by such Guarantor of the transactions contemplated hereby and thereby will not, (i) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate any

obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon the property of such Guarantor pursuant to any provision of, any mortgage or lien or material lease, agreement, license or instrument or any order, arbitration award, judgment or decree to which such Guarantor is a party or by which any of his assets may be bound, or (ii) violate any law, ordinance or regulation to which such Guarantor is subject.

(c) Understandings or Arrangements. Such Guarantor understands that the Warrants, the Warrant Shares and the Payoff Shares (together, the "***Securities***") are "restricted securities" and have not been registered under the Securities Act of 1933, as amended (the "***Securities Act***") or any applicable state securities law. Such Guarantor (or any designee, as the case may be) is acquiring the Securities as principal for his own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the rights of such Guarantor (or his designees) to sell the Securities in compliance with applicable federal and state securities laws). Such Guarantor (or any designee, as the case may be) is acquiring the Securities hereunder in the ordinary course of his business.

(d) Accredited Investor Status. At the time such Guarantor was offered the Securities, he was, and as of the date hereof is, and on each date on which he exercises the Warrant or exercises the March-in Right, he will be an "accredited investor" as defined in Rule 501(a) under the Securities Act.

(e) Experience. Such Guarantor, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of executing his Guaranty and the prospective investment in the Securities, and has so evaluated the merits and risks of the Guaranty and such investment. Such Guarantor is able to bear the economic risk of his Guaranty and an investment in the Securities and, at the present time, is able to afford a complete loss of the amount of such Guaranty and such investment.

(f) Speculative Investment. Such Guarantor understands and recognizes that the acquisition of the Securities is highly speculative and that the Guaranty and the Securities involve high degrees of risk and that only investors who can afford the loss of the entire amount of the Guaranty and their entire investment should consider investing in the Company. Such Guarantor has reviewed the risk factors set forth in APG's filings with the Securities and Exchange Commission.

(g) No Reliance on Other Statements. No statements, promises, warranties or representations have been made to such Guarantor concerning the Guarantees, the Warrants, Securities, the Company or APG, their respective businesses or prospects, or other matters, by the Company, by APG, by their respective representatives, or by any other persons or entities,

except as set forth in this Agreement and the Warrants. Such Guarantor has not relied on any representation, written or oral, not contained in this Agreement or in the Warrants in deciding to enter into this Agreement, to provide the Guaranty or to acquire the Securities.

7. Miscellaneous.

(a) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day. For purposes of this Section 7(a), "***Business Day***" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(b) Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be delivered to the addresses set forth above or at such address or addresses as shall be specified in writing by the parties.

(d) Remedies. The parties, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of their rights under this Agreement. The parties acknowledge and agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agree to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(e) Successors and Assigns. Subject to applicable securities laws, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

(f) Amendment. This Agreement shall not be modified or amended without the unanimous consent of the parties hereto.

(g) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

(h) Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

(i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding).

(j) WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY TO THIS AGREEMENT, EACH PARTY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Secured Financing Agreement as of the day and year first above written.

AMERICAN POWER GROUP, INC.

By: ____________________

Name CHARLES COPPA

Title CFO

AMERICAN POWER GROUP CORPORATION

By: ____________________

Name CHARLES COPPA

Title CFO

MATTHEW D. VAN STEENWYK

____

NEIL K. BRAVERMAN

____

[Signature Page to Credit Support Agreement]

{S1895 0379.5}